UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2022

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 14th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-2003

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On March 31, 2022, Nuveen Churchill BDC SPV I, LLC (“SPV I”), a wholly-owned subsidiary of Nuveen Churchill Direct Lending Corp. (the “Company”), entered into the Second Amendment to Loan and Security Agreement (the “Amendment”), amending the Amended and Restated Loan and Security Agreement, dated as of December 31, 2019 (as previously amended by that certain Omnibus Amendment to Transaction Documents, dated as of October 28, 2020, and as amended by the Amendment, the “Loan Agreement”), by and among SPV I, as borrower, the Company, as the collateral manager, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and U.S. Bank National Association, as collateral agent and custodian.

The Amendment increases the maximum facility amount available under the Loan Agreement from $275 million to $350 million, extends the reinvestment period from October 28, 2023 to March 31, 2025 and the maturity date from October 28, 2025 to March 31, 2027, and changes the interest rate payable under the Loan Agreement to the sum of 2.20% plus the secured overnight financing rate (SOFR), among other changes. Advances under the Loan Agreement are secured by a pool of broadly-syndicated and middle-market loans subject to eligibility criteria and advance rates specified in the Loan Agreement. The Loan Agreement, as so amended, also requires the Company to maintain an asset coverage ratio at least equal to 1.50:1.00. Advances under the Loan Agreement may be prepaid and reborrowed at any time during the reinvestment period, but any termination or reduction of the facility amount prior to the first anniversary of the date of the Amendment (subject to certain exceptions) is subject to a commitment reduction fee of 1%.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1
Second Amendment to the Amended and Restated Loan and Security Agreement, dated as of March 31, 2022, by and among SPV I, as borrower, the Company, as the collateral manager, the Lenders, Wells Fargo, as administrative agent, and U.S. Bank National Association, as collateral agent and custodian

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Direct Lending Corp.

Date: April 5, 2022	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President